EXHIBIT 99.1
Goodrich Corporation Credit Suisse 2007 Aerospace and Defense Conference November 29, 2007

Certain statements made in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's future plans, objectives and expected performance. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially. Important factors that could cause actual results to differ include, but are not limited to: demand for and market acceptance of new and existing products, such as the Airbus A350 XWB and A380, the Boeing 787 Dreamliner, the Embraer 190, the Dassault Falcon 7X, and the Lockheed Martin F-35 Lightning II and F-22 Raptor; the health of the commercial aerospace industry, including the impact of bankruptcies and/or mergers in the airline industry; global demand for aircraft spare parts and aftermarket services; and other factors discussed in the Company's filings with the Securities and Exchange Commission and in the Company's October 25, 2007 Third Quarter 2007 Results press release. The Company cautions you not to place undue reliance on the forward-looking statements contained in this presentation, which speak only as of the date on which such statements were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events. Forward Looking Statements

Aerospace and Defense Themes Commercial Aircraft Original Equipment Production New orders at, or near, record levels Strong sales for new models entering production, especially Boeing's 787 Dreamliner Deliveries expected to increase through 2011; rates expected to remain high beyond the peak Commercial Aircraft Aftermarket Products and Services Worldwide growth in available seat miles supports demand for replacement parts and repair and overhaul services Expect 4 - 5 percent base volume growth over the long-term Consistent and predictable over the cycle Aging aircraft fleet drives additional growth for many popular models of aircraft Defense and Space Products and Services Defense spending at record levels Strong demand for products supporting platforms Good growth in helicopter programs Original equipment and aftermarket Good positions on newly funded platforms (e.g. Black Hawk helicopters, F-35) New opportunities for mission equipment and intelligence, surveillance and reconnaissance (ISR) products

Boeing Airbus Regional, Business, GA OE Commercial A/C Aftermarket Regional, Business & GA Aftmkt Military aftermarket Milatary OE Other East 11 14 8 29 7 9 16 6 Sales by Market Channel 2007 YTD Large Commercial Aircraft Aftermarket 29% Regional, Business & General Aviation Aftermarket 7% Boeing Commercial OE 11% Airbus Commercial OE 14% Defense & Space, OE & Aftermarket 25% Other 6% OE AM Balanced business mix; aftermarket represents > 45 of total sales Regional, Business & Gen. Av. OE 8% Total Commercial Aftermarket 36% Total Commercial OE 33% Total Defense and Space 25%

GOODRICH

2007 & 2008 Sales Expectations By Market Channel

Full Year 2006 Sales Mix	Market	2007 Goodrich Growth	2008 Goodrich Growth	Market expectations - 2009 and beyond
9% 17% 26%	Boeing OE Del. Airbus OE Del. Total (GR Weight)	~9%	~20%	Growth continues for 737, 777, A320; A380, 787 and A350 introductions support deliveries past normal peak
7%	Regional/Bus/GA OE (Weighted)	~17%	~13%	CF34-10 Engine Nacelles and tail cone on EMBRAER 190 support continued growth through the cycle
35%	Aftermarket (Commercial/ Regional/Bus/GA)	~17%	~8 - 10%	Airbus AM growing faster due to fleet aging, excellent product positions plus outsourcing trend support higher than market growth rate
26%	Defense and Space OE and Aftermarket	~10%	~5 - 8%	OE - Positions on funded platforms worldwide, new products provide stable growth Aftermarket - Platform utilization, upgrade opportunities support long-term growth
6%	Other	~10%	~10%	Mostly Commercial Helicopter and IGT
100%	**Total**	**12 - 14%**	**~11%**	

5

Commercial Airplane Delivery Forecast 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Actuals 668 832 GR Outlook 0 0 904 1015 1100 1209 1225 1170 1126 1049 978 1006 Airline Monitor 0 0 888 1037 1133 1180 1065 815 840 1045 1135 1205

Large Commercial Aircraft - On Order Distribution Asia North America Europe Leasing L&S America Middle East Unidentified Africa 2010 945 1166 775 143 366 351 92 Mature Start-up Leasing Boeing 4932 643 775 Backlog is well-balanced by region and customer type By Customer Type Source: Ascend CASE

Importance of Key Aircraft Platforms F-35 Typhoon F-22 Introduction Growth Maturity Decline

Goodrich Defense & Space Sales UAVs Marine Space Vehicles Missiles and Precision Weapons Ground Vehicle Systems Space Systems Security Systems 2006 SALES $1.5B Payloads Platforms Transport & Special Mission A/C Rotary Wing Tactical Jets ISR, Classified and other $1.1B 73% $0.4 27% Strong position in platforms Payload area offers strong growth

Notional Cycle Dynamics and Potential Impact on Goodrich Annual Airplane Deliveries OE Cycle Trough Production Rate Increases; New Development Programs Begin Fleet Increases Rapidly Investment period High OE sales growth Aftermarket growth accelerates Stable Defense & Space markets Higher cash needs Working Capital Capex Program Investments Equilibrium Period OE sales growth flattens AM growth continues Stable Defense & Space markets Cash flow improves Production Peaks New Airplanes In Service Fleet Growth Slows OE Production Declines OE sales decline AM growth continues Fleet additions reach major repair period Stable Defense & Space markets Cash flow improves EPS grows > sales Production Declines Active Fleet Much Larger than at Beginning of Cycle 1,100+ Deliveries 15,000+ in fleet Total Active Fleet

2008 Outlook Continued robust growth in all market channels Stable margins >15% + Continued aftermarket and defense/space growth - Rapid sales growth in new lower margin 787/A380 programs EPS growth of 12-17% to $4.15-$4.30 Stronger if aftermarket grows more than 10% Impacted by higher tax rate in 2008 (-$0.15) Free cash flow(1) conversion(2) improved to >75% conversion (1) We define "Free Cash Flow" as: Net cash provided by operating activities minus Capital Expenditures (2) Free Cash Flow/Income from Continuing Operations

Leadership positions and growing market share Leads to sustainable growth in high margin aftermarket Above market organic growth in sales Original equipment - increased share on new programs Aftermarket - growing content, worldwide MRO footprint Military - F-35 (JSF), ISR and helicopter platforms Aftermarket expected to drive margins and earnings growth after OE cycle peaks Cash flow improving and robust over the cycle Demonstrated ability to execute The Value Proposition for Goodrich Goodrich is uniquely positioned for sales, earnings and cash flow growth